Exhibit 10.2
AMENDMENT NO. 1 TO DIRECTOR APPOINTMENT AGREEMENT
This Amendment No. 1 (this “Amendment”) to that certain Director Appointment Agreement, dated May 11, 2026 (the “Agreement”), by and among BuzzFeed, Inc., a Delaware corporation (the “Company”), Jonah Peretti, LLC (“Peretti LLC”) and Allen Family Digital, LLC, a California limited liability company (“Investor”, together with Peretti LLC, the “Parties” and each a “Party”) is entered into as of May 22, 2026. For purposes of this Amendment, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement (as defined below), and this Amendment is effective on and after the Closing Date thereunder.
RECITALS
WHEREAS, the Agreement provides for the composition of the board of directors of the Company (the “Board”);
WHEREAS, following the Closing, the Company will be required to maintain compliance with applicable Nasdaq listing standards, including with respect to the composition and independence of the Board and its committees; and
WHEREAS, in connection with the foregoing, the Parties wish to amend the Agreement to reflect the revised composition of the Board and related matters.
NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Parties hereto agree as follows:
AGREEMENT
1.    Sections 1(a) and 1(b) of the Agreement are hereby amended and restated in its entirety as follows:
1. Board Composition; Agreement to Appointment of Directors.
(a)    Size of the Board. As of the Closing, the Board shall consist of nine (9) directors.
(b)    Investor Appointees. The Investor will have the right to appoint directors as follows:
(i)    Initial Board Designations. Investor shall have the right to appoint five (5) directors to the Board as of the Closing. These initial appointees shall include the following people, appointed to the class of the Board indicated next to their name: Byron Allen Folks (Class I), Chris Malone (Class I), Eric Gould (Class III), Sydnie Karras (Class III), and Terence Hill (Class III), such that, as of immediately following the Closing, the Board shall be composed of the following members:
    Byron Allen Folks (Class I)
    Chris Malone (Class I)
    Jonah Peretti (Class I)
    Janet Rolle (Class II)
    Adam Rothstein (Class II)
    Gregory Coleman (Class III)
    Eric Gould (Class III)
    Sydnie Karras (Class III)
    Terence Hill (Class III)

(ii)    Future Board Designations.
1.    The Parties acknowledge and agree that the Company’s 2026 annual meeting (the “Annual Meeting”) will be held in accordance with the terms of the Company’s proxy statement, filed with the Securities & Exchange Commission on April 23, 2026.
2.    Following the Annual Meeting, the Investor shall have the right to designate one additional Class II director to the Board, and Gregory Coleman shall resign as a director of the Company effective upon the appointment of such designee.
3.    Following the Annual Meeting, if Investor beneficially owns equal to or more than 40% of the total shares of Common Stock then outstanding, Investor shall have the right to designate two-thirds of the Board (each such designee, an “Investor Designee”).
4.    If Investor beneficially owns less than 40% but equal to or more than 20% of the total shares of Common Stock then outstanding, Investor shall have the right to designate a majority of the Board (each such designee, an “Investor Designee”).
(iii)    Independent Director Designations. If the Company is required to have a majority of independent directors pursuant to the applicable listing rules, at least three (3) of the Investor Designees must be independent directors under the Nasdaq listing rules. In any event, at least one (1) of the Investor Designees shall be an independent director under Nasdaq and SEC rules for purposes of serving on the Company’s audit committee.
2.    Continuation. Except for the amendments expressly set forth above, the Agreement remains in full force and effect without any amendment or modification by this Amendment. This Amendment does not constitute a waiver by the Company and the Parties of any breach of the Agreement.
3.    Further Action. The Company and the Parties agree to perform all further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Amendment.
4.    Miscellaneous. The provisions of Sections 10 (Amendments and Waivers), 11 (Severability), 12 (Governing Law), 13 (Counterparts), 14 (Successors and Assigns), 16 (Conflicts with Organizational Documents) and 17 (Entire Agreement), of the Agreement shall apply, mutatis mutandis, to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY:

BUZZFEED, INC.

By: /s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Director Appointment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR:

ALLEN FAMILY DIGITAL, LLC

By: /s/ Byron Allen Folks
Name: Byron Allen Folks
Title: Founder, Chairman & CEO

Address: [***]
Email notice: [***]

[Signature Page to Amendment No. 1 to Director Appointment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PERETTI LLC:

JONAH PERETTI, LLC

By: /s/ Jonah Peretti
Name: Jonah Peretti
Title: Managing Member

[Signature Page to Amendment No. 1 to Director Appointment Agreement]